The following unaudited pro forma combined condensed financial statements (the "Pro Forma Statements") of Micromuse Inc. ("Micromuse" or "the Company") were prepared to illustrate the effect of the acquisition of NetOps Corporation ("NetOps"), a privately-held company that develops network problem diagnosis technology, pursuant to an agreement and plan of merger and reorganization (the Merger Agreement") among the Company, NetOps and Salamander Acquisition Corporation, dated June 21, 2000 (the "Merger"). Under the terms of the Merger Agreement, Micromuse will issue approximately 143,000 shares of the Company's common stock, or approximately $24.0 million (see footnote (e)), and assume liabilities in the amount of approximately $1.3 million to acquire all of the outstanding common and preferred shares of NetOps. In addition, Micromuse will pay approximately $1.0 million of expenses related to the Merger. The Merger will be accounted for under the purchase method of accounting and will be treated as a tax-free reorganization for federal income tax purposes.

An estimate of the allocation of the purchase price is as follows (in millions):

      In-process research and development                   $   2.0
      Net tangible assets                                       0.5
      Assumed liabilities                                      (1.3)
      Intangible assets:
          Assembled workforce                                   1.3
          Core technology                                      10.0
          Goodwill                                             12.8
                                                            -------
             Total intangible assets                           24.1
                                                            -------
          Total                                             $  25.3
                                                            =======

The estimated aggregate fair value of NetOps' research and development efforts that will not have reached technological feasibility as of the acquisition date and had no alternative future uses is estimated by the Company's management to be approximately $2.0 million, and will be expensed at the acquisition date. Goodwill, which represents the excess of the purchase price over the fair value of identifiable tangible and intangible assets acquired less liabilities assumed, will be amortized over the estimated life, which is expected to be approximately five years. An independent valuation of the purchase price allocation is expected to be complete within one month of this filing.

The Pro Forma Statements were prepared as if the Merger had occurred on October 1, 1998 and combine the Company's consolidated results of operations with NetOps' results of operations for their fiscal years ended September 30, 1999 and December 31, 1999, respectively, and for the nine months ended June 30, 2000. NetOps quarterly results for the quarter ended December 31, 1999 included revenues of $1.9 million and a net loss of $0.3 million and are included in both the statements of operations for the full year presentation and the nine month period ended June 30, 2000. The pro forma combined condensed balance sheet was prepared as if the Merger had occurred on June 30, 2000.

The Pro Forma Statements include the impact of certain adjustments including the additional amortization relating to intangible assets acquired. These adjustments were based upon available information and certain assumptions and estimates that management believes were reasonable under the circumstances. In the opinion of management, all adjustments have been made that were necessary to present fairly the pro forma data. In connection with the transaction, Micromuse estimates a charge of $2.0 million representing the fair value of in-process research and development acquired from NetOps. This one-time charge is excluded from the pro forma results of operations.

The Pro Forma Statements are presented for informational purposes only and do not purport to represent (i) the future results of operations of Micromuse or
(ii) the actual results of operations or financial position of the Company had the Merger occurred on the dates assumed. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma combined condensed financial statements should be read in conjunction with the Micromuse Quarterly Report on Form 10-Q and Annual Report on Form 10-K as filed with the Securities and Exchange Commission on August 14, 2000 and December 28, 1999, respectively, and the financial statements of NetOps appearing elsewhere in this document.

                                 MICROMUSE INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)

                                                                 For the year ended
                                             ------------------------------------------------------
                                             September 30,   December 31,
                                                 1999            1999       Pro Forma     Pro Forma
                                               Micromuse        NetOps     Adjustments    Combined
                                             -------------   ------------  -----------    ---------
   Revenues                                    $ 58,070        $  2,500      $     --      $ 60,570
   Cost of revenues                               9,844           1,006            --        10,850
                                               --------        --------      --------      --------
      Gross profit                               48,226           1,494            --        49,720
   Sales and marketing                           27,420           1,205            --        28,625
   Research and development                       9,453             838            --        10,291
   General and administrative                     5,998           2,566            --         8,564
   Purchased In-Process R&D                          --              --            --            --
   Amortization of goodwill and purchased
   intangible assets                                 --              --         5,001 (a)     5,001
   Executive recruiting costs                       720              --            --           720
                                               --------        --------      --------      --------
      Income (loss) from operations               4,635          (3,115)       (5,001)       (3,481)
   Other income, net                              4,091             154            --         4,245
                                               --------        --------      --------      --------
      Income (loss) before income taxes           8,726          (2,961)       (5,001)          764
   Income tax provision (benefit)                   840              --            --           840
                                               --------        --------      --------      --------
      Net income (loss)                        $  7,886        $ (2,961)     $ (5,001)     $    (76)
                                               ========        ========      ========      ========

Per share data:
   Basic net income                            $   0.25                                    $   0.00
   Diluted net income                          $   0.23                                    $   0.00

Weighted average shares used in computing:
   Basic net income per share                    31,818                                      31,962
   Diluted net income per share                  35,008                                      31,962

      Pro Forma Adjustments:
      (a) Reflects the amortization of goodwill and purchased intangible assets over the estimated useful lives of three to five years.

                                 MICROMUSE INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For the nine months ended June 30, 2000
                      (In thousands, except per share data)

                                                                             Pro Forma        Pro Forma
                                              Micromuse        NetOps       Adjustments       Combined
                                              ---------        ------       -----------       ---------
   Revenues                                    $ 82,402       $  2,647       $     --          $ 85,049
   Cost of revenues                              14,011            296             --            14,307
                                               --------       --------       --------          --------
      Gross profit                               68,391          2,351             --            70,742
   Sales and marketing                           36,292            719             --            37,011
   Research and development                      12,459          2,052             --            14,511
   General and administrative                     7,680          2,467             --            10,147
   Purchased In-Process R&D                      11,066             --             --            11,066
   Amortization of goodwill and purchased
   intangible assets                              3,224             --          3,751(a)          6,975
                                               --------       --------       --------          --------
      Loss from operations                       (2,330)        (2,887)        (3,751)           (8,967)
   Other income, net                              3,387             61             --             3,448
                                               --------       --------       --------          --------
      Loss before income taxes                    1,057         (2,826)        (3,751)           (5,520)
   Income tax provision                           5,678            440             --             6,118
                                               --------       --------       --------          --------
      Net loss                                 $ (4,621)      $ (3,266)      $ (3,751)         $(11,637)
                                               ========       ========       ========          ========

Basic & diluted net loss per share             $  (0.14)                                       $  (0.34)

Weighted average shares used in computing
    basic & diluted net loss per share           34,057                                          34,201

      Pro Forma Adjustments:
      (a) Reflects the amortization of goodwill and purchased intangible assets over the estimated useful lives of three to five years.

                                 MICROMUSE INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                               As of June 30, 2000
                                 (In thousands)

                                                                        Pro Forma         Pro Forma
                                        Micromuse        NetOps        Adjustments         Combined
                                        ---------        ------        -----------        ---------
Cash and cash equivalents               $  82,083       $     200       $      --          $  82,283
Short-term investments                     18,466              --              --             18,466
Accounts receivable, net                   14,960               5              --             14,965
Prepaid expenses and other current
   assets                                   5,318             110              --              5,428
Property and equipment, net                 8,584             327              --              8,911
Goodwill and purchased intangible
   assets, net                             28,516              --          24,154 (c)         52,670
Other assets                                1,031              29              --              1,060
                                        ---------       ---------       ---------          ---------
   Total assets                         $ 158,958       $     671       $  24,154          $ 183,783
                                        =========       =========       =========          =========

Accounts payable                        $   2,734       $     361       $      --          $   3,095
Accrued expenses                           15,021              --           2,280 (b)         17,301
Income taxes payable                        2,539              --              --              2,539
Deferred revenue                           20,924             139              --             21,063
Preferred stock                                --           8,021          (8,021)(d)             --
Common stock                              127,046           1,311          22,734 (d)        151,091
Accumulated deficit                        (8,135)         (9,095)          7,095 (d)        (10,135)
Other equity                               (1,171)            (66)             66 (d)         (1,171)
                                        ---------       ---------       ---------          ---------
   Total liabilities &
   stockholders' equity                 $ 158,958       $     671       $  24,154          $ 183,783
                                        =========       =========       =========          =========

      Pro Forma Adjustments:
      (a) Reflects the amortization of goodwill and purchased intangible assets over the estimated useful lives of three to five years.

      (b) Reflects a $1.3 million bonus accrual for NetOps employees and an estimated $1.0 million accrual related to closing costs.

      (c) Reflects the capitalization of goodwill and purchased intangible assets.

      (d) Reflects the elimination of NetOps equity, the issuance of Micromuse stock and the write-off of purchased in-process research and development.

      (e) The July 18, 2000 closing stock price of $167.4375 per Micromuse share.